                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                   NORDSTROM
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per  Exchange Act  Rules 0-11(c)(1)(ii),  14a-6(i)(1), 14a-6(i)(2)  or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee  computed  on   table  below   per  Exchange   Act  Rules   14a-6(i)(4)
     and 0-11.
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
     5) Total fee paid:
        ------------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     3) Filing Party:
        ------------------------------------------------------------------------
     4) Date Filed:
        ------------------------------------------------------------------------

[NORDSTROM LOGO]

1501 Fifth Avenue, Seattle, WA 98101-1603

March 29, 1996

DEAR SHAREHOLDERS:

On behalf of the Board of Directors and management, we cordially invite you to attend the Annual Meeting of Shareholders on Tuesday, May 21, 1996, at 11:00 a.m., Eastern Time, in the Grand Ballroom, Salon III, The Ritz-Carlton Pentagon City, 1250 South Hayes Street, Arlington, Virginia.

In addition to the matters described in the Notice of Annual Meeting and Proxy Statement, there will be a report on the progress of the Company and an opportunity to ask questions of general interest to you as a Shareholder.

YOUR VOTE IS VERY IMPORTANT. Therefore, whether or not you plan to attend the meeting in person, please sign and return the enclosed Proxy in the envelope provided. If you attend the meeting and desire to vote in person, you may do so even though you have previously sent your Proxy.

We hope you will be able to join us and we look forward to seeing you in Arlington.

Sincerely yours,

[ROGER JOHNSON SIGNATURE]
Raymond A. Johnson
Co-Chairman

[JOHN WHITACRE SIGNATURE]
John J. Whitacre
Co-Chairman

NORDSTROM, INC.
1501 FIFTH AVENUE
SEATTLE, WA
98101-1603

NOTICE OF ANNUAL
MEETING OF
SHAREHOLDERS
                      To the Shareholders of
                      Nordstrom, Inc.:

                      The Annual Meeting of Shareholders of Nordstrom, Inc. will be held on Tuesday, May 21, 1996, at 11:00 a.m., Eastern Time, in the Grand Ballroom, Salon III, The Ritz-Carlton Pentagon City, 1250 South Hayes Street, Arlington, Virginia for the following purposes:

                      1. To elect twelve directors to hold office until the next Annual Meeting of Shareholders and until their successors are duly elected and qualified;

                      2.  To ratify the appointment of auditors; and

                      3. To transact such other business as may properly come before the meeting and any adjournment thereof.

                      Holders of shares of Common Stock of record at the close of business on March 19, 1996 are entitled to notice of, and to vote at, the meeting.

                      Shareholders are cordially invited to attend the meeting in person.

                      By order of the Board of Directors,

                      KAREN E. PURPUR
                      Secretary

                      Seattle, Washington
                      March 29, 1996

                        WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING, YOU ARE URGED TO SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED.

PROXY STATEMENT

APPROXIMATE
MAILING DATE:
MARCH 29, 1996
                      This Proxy Statement is furnished to the Shareholders of Nordstrom, Inc. (the "Company") in connection with the solicitation of proxies by the Board of Directors for use at the Annual Meeting of Shareholders to be held on May 21, 1996 and any adjournment thereof. If the enclosed Proxy is executed and returned, it will be voted in accordance with the instructions given, but may be revoked at any time insofar as it has not been exercised by notifying the Secretary of the Company in writing (such notification to be directed to the Company's offices at 1501 Fifth Ave., Seattle, WA 98101-1603). Each Proxy will be voted for Proposals 1 and 2 and may be voted on such other matters as may properly come before the meeting if no contrary instruction is indicated in the Proxy.

                      There were 81,294,822 shares of Common Stock, the only security of the Company entitled to vote at the meeting, outstanding at March 19, 1996, the record date for the Annual Meeting of Shareholders. Shareholders are entitled to one vote for each share of Common Stock held of record at the close of business on March 19, 1996. Under Washington law and the Company's Articles of Incorporation, a quorum consisting of a majority of the shares eligible to vote must be represented in person or by proxy to elect directors and to transact any other business that may properly come before the meeting. For election of directors, the nominees elected will be those receiving the greatest number of votes cast by the shares entitled to vote, up to the number of directors to be elected. Any action other than a vote for a nominee will have the effect of voting against the nominee. The ratification of the appointment of auditors will be approved if the votes cast in favor of the ratification exceed the votes cast against. Abstentions and broker non-votes will have no effect since such actions do not represent votes cast by Shareholders.

PRINCIPAL
SHAREHOLDERS
                      As of March 19, 1996, members of the Nordstrom family were the beneficial owners of approximately 29,707,454 shares (36.07%) of the Company's Common Stock. D. Wayne Gittinger and Bruce A. Nordstrom are the only ones who, to management's knowledge, are the beneficial owners of more than five percent of the Company's Common Stock at March 19, 1996.

                      The following table sets forth information regarding security ownership of certain beneficial owners, the directors, certain executive officers and directors and executive officers of the Company as a group:

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                                                 Amount and
                                                  Nature of
                                                 Beneficial           Percent of
Name of Beneficial Owner                          Ownership             Class
--------------------------------------------------------------------------------
PHILIP M. CONDIT                                     486                 *
D. WAYNE GITTINGER                             5,257,537(a)(b)          6.38%
  1420 Fifth Avenue, Suite 4100
  Seattle, Washington 98101
RAYMOND A. JOHNSON                                86,544(c)              *
CHARLES A. LYNCH                                   3,845(d)              *
ANN D. MCLAUGHLIN                                  1,845                 *
JOHN A. MCMILLAN                               1,090,152(a)(e)          1.32%
BRUCE A. NORDSTROM                             5,488,966(a)(f)          6.67%
  1501 Fifth Avenue
  Seattle, Washington 98101
JOHN N. NORDSTROM                              3,453,086(a)(g)          4.19%
ALFRED E. OSBORNE, JR.                             1,945(h)              *
WILLIAM D. RUCKELSHAUS                             6,845                 *
ELIZABETH CROWNHART VAUGHAN                        2,298                 *
JOHN J. WHITACRE                                  27,899(i)              *
JOHN A. GOESLING                                  76,225(j)              *
JACK F. IRVING                                    51,016(k)              *
CYNTHIA C. PAUR                                   33,806(l)              *
Directors and executive officers as a
group
(25 persons)                                   17,892,931              21.73%
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

* Does not exceed 1% of the Company's outstanding Common Stock.
(a) Does not include 80,000 shares held by a corporation in which the director or his spouse owns a one-eighth beneficial interest.
(b) Includes 3,480,582 shares held by his wife individually, 238 shares held by her as a participant in the Company's 401(k) Plan, 388,800 shares held by a trust of which she is a trustee and beneficiary, and 1,375,380 shares held by a trust of which she is the beneficiary. Does not include 103,448 shares held by trusts of which he is a trustee.
(c) Includes 23,330 shares which may be purchased under the 1987 Stock Option Plan.
(d) Includes 3,000 shares held by a family trust of which he is a trustee and beneficiary.
(e) Includes 45,818 shares which may be acquired under the 1977 and 1987 Stock Option Plans, 1,902 shares held by him as a participant in the Company's 401(k) plan, 864,488 shares held by his wife individually and 54,000 shares held by a trust of which his wife is the beneficiary.

(f) Includes 2,734 shares which may be acquired under the 1987 Stock Option Plan, 24,194 shares held by his wife individually and 2,117,640 shares held by trusts of which he is a trustee and beneficiary. Does not include 1,759,482 shares held by trusts of which he is co-trustee.
(g) Includes 3,226 shares which may be acquired under the 1987 Stock Option Plan and 380,805 shares held by his wife.
(h) Includes 300 shares held by his wife and 200 shares held by a corporation of which he is the sole shareholder.
(i) Includes 23,484 shares which may be acquired under the 1987 Stock Option Plan and 2,415 held by him as a participant in the Company's 401(k) Plan.
(j) Includes 37,331 shares which may be acquired under the 1977 and 1987 Stock Option Plans.
(k) Includes 39,304 shares which may be acquired under the 1977 and 1987 Stock Option Plans.
(l) Includes 16,111 shares which may be acquired under the 1987 Stock Option Plan and 399 shares held by her as a participant in the Company's 401(k) Plan.

The directors and executive officers shown in the table disclaim any beneficial interest in all shares held solely as custodian or trustee, and all shares held by their spouses and immediate family members.

PROPOSAL 1:
ELECTION OF DIRECTORS
                      Twelve directors will be elected at the meeting, each to hold office until the next Annual Meeting of Shareholders and until a successor has been duly elected and qualified. Unless otherwise instructed by the Shareholder, the persons named in the enclosed Proxy intend to vote for the election of the persons listed in this Proxy Statement. All of the nominees are currently directors of the Company. If any nominee becomes unavailable for any reason or should a vacancy occur before the election (which events are not anticipated), the Proxy may be voted for a person to be selected by the Board of Directors of the Company.

                      NOMINEES

                      Information related to the director nominees is set forth below:

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
                          Principal Occupation and Business            Director
Name and Age              Experience for Past Five Years                Since
-------------------------------------------------------------------------------
PHILIP M. CONDIT          President of The Boeing Company, a              1994
  Age 54(a)                 Washington based aerospace product
                            manufacturer (formerly Executive Vice
                            President of Boeing Commercial Airplane
                            Group)
D. WAYNE GITTINGER        Partner in the law firm of Lane Powell          1971
  Age 63(b)(c)              Spears Lubersky
RAYMOND A. JOHNSON        Co-Chairman of the Board of Directors of        1995
  Age 54(d)                 the Company (formerly Co-President of
                            the Company)
CHARLES A. LYNCH          Chairman of Fresh Choice, Inc., a               1985
  Age 68(e)                 California based restaurant chain
                            (formerly Chairman of Market Value
                            Partners Company)
ANN D. MCLAUGHLIN         Vice Chairman of the Aspen Institute, a         1992
Age 54(f)                   Colorado based non-profit, non-partisan
                            organization whose goal is to enhance,
                            through debate, the effectiveness of the
                            leaders of the country's democratic
                            institutions (formerly President of the
                            Federal City Council; President and CEO
                            of New American Schools Development
                            Corporation; Visiting Fellow of the
                            Urban Institute)
JOHN A. MCMILLAN          Retired (formerly Co-Chairman of the Board      1966
  Age 64(c)(g)              of Directors of the Company)
BRUCE A. NORDSTROM        Retired (formerly Co-Chairman of the Board      1966
  Age 62(c)                 of Directors of the Company)
JOHN N. NORDSTROM         Retired (formerly Co-Chairman of the Board      1966
  Age 58(c)                 of Directors of the Company)
ALFRED E. OSBORNE, JR.    Director of the Harold Price Center for         1987
  Age 51(h)                 Entrepreneurial Studies and Associate
                            Professor of Business Economics, The
                            Anderson School at UCLA
WILLIAM D. RUCKELSHAUS    Chairman of the Board of Browning-Ferris        1985
  Age 63(i)                 Industries Inc., a Texas based waste
                            services Company
ELIZABETH CROWNHART       President of Salar Enterprises, Ltd., an        1977
  VAUGHAN                   Oregon based Company engaged in the
  Age 67(j)                 production of historical materials
JOHN J. WHITACRE          Co-Chairman of the Board of Directors of        1995
  Age 43(d)                 the Company (formerly Co-President of
                            the Company)
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

(a) Mr. Condit is also a director of The Boeing Company and Fluke Corporation.
(b) Mr. Gittinger is a partner in the law firm of Lane Powell Spears Lubersky, which rendered legal services to the Company during the past fiscal year.
(c) Bruce A. Nordstrom is the brother-in-law of D. Wayne Gittinger and the cousin of John N. Nordstrom. John A. McMillan is a cousin of all three by marriage.
(d) Mr. Johnson and Mr. Whitacre are also directors of Nordstrom Credit, Inc., the Company's wholly-owned finance subsidiary.
(e) Mr. Lynch is also a director of Fresh Choice, Inc., Pacific Mutual Life Insurance Company and PST Vans, Inc.
(f) Mrs. McLaughlin, a former U.S. Secretary of Labor, is also a director of AMR Corporation, Federal National Mortgage Association (Fannie Mae), General Motors Corporation, Harman International Industries, Inc., Host Marriott Corporation, Kellogg Company, Potomac Electric Power Company, Sedgwick Group plc, Union Camp Corporation and Vulcan Materials Company.
(g) Mr. McMillan is also a director of Fleming Companies, Inc.
(h) Dr. Osborne is also a director of First Interstate Bank of California, N.A., Greyhound Lines, Inc., ReadiCare, Inc., Seda Specialty Packaging Corporation, The Times Mirror Company and United States Filter Corporation, and an independent general partner of Technology Funding Venture Partners V.
(i) Mr. Ruckelshaus is also a director of Browning-Ferris Industries, Inc., Cummins Engine Company, Monsanto Company and Weyerhaeuser Company. He was also a director of the Company from 1978 to 1983.
(j)  Mrs. Vaughan is also a director of First Interstate Bank of Oregon, N.A.

The Board of Directors recommends a vote for each of the nominees listed in the table.

BOARD OF DIRECTORS
AND COMMITTEES
                      The Board of Directors maintains an Audit Committee, a Compensation and Stock Option Committee and a Committee on Organization and Director Affairs. These committees do not have formal meeting schedules, but are required to meet at least once each year. During the past year, there were four meetings of the Board of Directors, four meetings of the Audit Committee, four meetings of the Compensation and Stock Option Committee and four meetings of the Committee on Organization and Director Affairs.

                      Current members of the Audit Committee are William D. Ruckelshaus, Chair, Philip M. Condit, John F. Harrigan, Charles A. Lynch, Ann D. McLaughlin, Alfred E. Osborne, Jr. and Elizabeth Crownhart Vaughan. The Audit Committee is responsible for recommending the Company's independent auditors, and reviewing the scope, costs and results of the audit engagement.

                      Current members of the Compensation and Stock Option Committee are Elizabeth Crownhart Vaughan, Chair, D. Wayne Gittinger, John F. Harrigan, Ann D. McLaughlin, Alfred E. Osborne, Jr. and William D. Ruckelshaus. The Compensation and Stock Option Committee is responsible for determining the overall compensation levels of certain of the Company's executive officers and administering the Company's stock option plans.

                      Current members of the Committee on Organization and Director Affairs are D. Wayne Gittinger, Chair, Charles A. Lynch, Ann D. McLaughlin and Elizabeth Crownhart Vaughan. The Committee is primarily responsible for recommending director nominees to the Company's Board of Directors. The Committee will consider recommendations by Shareholders for vacancies on the Board. Suggestions may be submitted to the Secretary of the Company.

COMPENSATION OF
EXECUTIVE OFFICERS IN
THE YEAR ENDED
JANUARY 31, 1996
                      SUMMARY COMPENSATION TABLE

                      The following table shows all the cash compensation paid or to be paid by the Company or any of its subsidiaries, as well as certain other compensation paid or accrued, during the fiscal year ended January 31, 1996, to the Co-Chairmen and three Executive Vice Presidents for the periods indicated in all capacities in which they served:

-----------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------
                                                           Annual Compensation                      Long-Term Compensation
-----------------------------------------------------------------------------------------------------------------------------
                                                                                                    Number
                                            Fiscal                                Other Annual    of Stock          All Other
Name and Principal Position                 Year(1)      Salary       Bonus    Compensation(2)     Options    Compensation(3)
-----------------------------------------------------------------------------------------------------------------------------
RAYMOND A. JOHNSON                             1995    $344,167          $0               $620       5,651            $11,397
CO-CHAIRMAN                                    1994    $315,000    $315,000               $658       4,495            $11,432
                                               1993    $300,000          $0               $467       6,279            $13,150
-----------------------------------------------------------------------------------------------------------------------------
JOHN J. WHITACRE                               1995    $344,167          $0             $1,648       5,651            $10,998
CO-CHAIRMAN                                    1994    $315,000    $315,000               $759       4,495            $12,830
                                               1993    $300,000          $0               $436       6,279            $15,261
-----------------------------------------------------------------------------------------------------------------------------
JOHN A. GOESLING                               1995    $322,083          $0            $20,354       5,264            $50,715
EXECUTIVE VICE PRESIDENT                       1994    $307,500    $307,500               $754       4,388            $13,109
AND TREASURER                                  1993    $295,000          $0               $405       6,173            $15,493
-----------------------------------------------------------------------------------------------------------------------------
JACK IRVING                                    1995    $290,000     $44,793            $20,634       4,795            $45,406
EXECUTIVE                                      1994    $255,000    $136,394               $308       3,638            $11,237
VICE PRESIDENT                                 1993    $235,000    $129,727               $163       4,918            $12,857
-----------------------------------------------------------------------------------------------------------------------------
CYNTHIA C. PAUR                                1995    $267,500     $42,988            $25,144       4,359            $49,160
EXECUTIVE                                      1994    $255,000    $210,649               $882       3,638            $12,476
VICE PRESIDENT                                 1993    $230,000     $50,000             $1,276       4,813            $12,941
-----------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------

(1) The fiscal year of the Company ends January 31. Fiscal years indicated end January 31 of the following year.
(2) Other Annual Compensation for fiscal year 1995 includes tax reimbursements.
(3) All Other Compensation for fiscal year 1995 includes the following:

     Profit Sharing Plan benefit: Mr. Johnson: $7,980; Mr. Whitacre: $7,944; Mr.
     Goesling: $7,938; Mr. Irving: $7,996; Ms. Paur: $7,985.

     401(k) Plan benefit: Mr. Whitacre: $2,250; Mr. Goesling: $2,250; Ms.  Paur:
     $2,225.

     Premiums on excess life insurance: Mr. Johnson: $3,417; Mr. Whitacre: $804; Mr. Goesling: $1,282; Mr. Irving: $1,804; Ms. Paur: $931.

     Automobile allowance: Mr. Goesling: $39,245; Mr. Irving: $35,606; Ms. Paur:
     $38,019.

                      OPTION GRANTS IN LAST FISCAL YEAR

                      The following table sets forth information concerning option grants during fiscal year 1995 to the named executive officers:


------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------
                                                                                              Potential Realizable
                                                     Percent                                    Value at Assumed
                                                    of Total                                 Annual Rates of Stock
                                                     Options                                 Price Appreciation for
                                       Number     Granted to  Exercise or                         Option Terms
                                   of Options   Employees in   Base Price                    ----------------------
Name                               Granted(1)    Fiscal Year    Per Share   Expiration Date         5%          10%
-------------------------------------------------------------------------------------------------------------------
RAYMOND A. JOHNSON                      2,943          0.70%       $39.00      May 16, 2005    $57,801     $160,025
                                        2,708          0.65%      $42.375      Nov 21, 2005    $72,167     $182,884
-------------------------------------------------------------------------------------------------------------------
JOHN J. WHITACRE                        2,943          0.70%       $39.00      May 16, 2005    $57,801     $160,025
                                        2,708          0.65%      $42.375      Nov 21, 2005    $72,167     $182,884
-------------------------------------------------------------------------------------------------------------------
JOHN A. GOESLING                        2,521          0.60%       $39.00      May 16, 2005    $49,513     $137,079
                                        2,743          0.65%      $42.375      Nov 21, 2005    $73,099     $185,248
-------------------------------------------------------------------------------------------------------------------
JACK F. IRVING                          2,497          0.60%       $39.00      May 16, 2005    $49,042     $135,774
                                        2,298          0.55%      $42.375      Nov 21, 2005    $61,240     $155,195
-------------------------------------------------------------------------------------------------------------------
CYNTHIA C. PAUR                         2,270          0.54%       $39.00      May 16, 2005    $44,583     $123,431
                                        2,089          0.50%      $42.375      Nov 21, 2005    $55,671     $141,080
-------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------

(1) Options are granted at the fair market value of the Company's Common Stock on the date of grant. Absent contrary action by the Compensation and Stock Option Committee at the time of grant, options vest and become exercisable during employment with the Company ratably each year over a four-year period from the date of grant. To the extent not already exercisable, options generally become exercisable upon a sale of the Company or substantially all of its assets. During the last fiscal year, the Company granted options to officers and other key employees on May 16, 1995 and on November 21, 1995.

                      OPTION EXERCISES AND YEAR END VALUE TABLE

                      The following table sets forth information concerning option exercises and the value of options held during fiscal year 1995 by the named executive officers:

---------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------
                                                                                          Dollar Value of
                                                           Number of Unexercised     Unexercised, in-the-Money
                                 Number of                    Options Held at             Options held at
                                    Shares       Dollar       January 31, 1996          January 31, 1996(1)
                               Acquired on        Value  --------------------------  --------------------------
Name                              Exercise  Realized(1)  Exercisable  Unexercisable  Exercisable  Unexercisable
---------------------------------------------------------------------------------------------------------------
RAYMOND A. JOHNSON                   5,716      $87,483       29,384         13,561     $222,549        $32,848
---------------------------------------------------------------------------------------------------------------
JOHN J. WHITACRE                         0           $0       20,542         13,561     $130,635        $32,848
---------------------------------------------------------------------------------------------------------------
JOHN A. GOESLING                     4,398      $64,321       34,574         12,945     $326,158        $31,821
---------------------------------------------------------------------------------------------------------------
JACK F. IRVING                       6,368     $186,264       36,917         11,116     $389,334        $25,968
---------------------------------------------------------------------------------------------------------------
CYNTHIA C. PAUR                      5,860     $141,373       31,724         10,604     $323,829        $25,377
---------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------

(1) Dollar value is based on the market value of the Company's Common Stock on the date of exercise or at January 31, 1996, as the case may be, minus the exercise price.

                      PENSION PLAN TABLE

                      The following table sets forth information concerning estimated annual benefits payable to each of the named executive officers upon their retirement based upon indicated years of service (without reduction for any Profit Sharing Retirement Plan benefits):

----------------------------------------------------------------------------------
----------------------------------------------------------------------------------
                                          Years of Service(2)
  Average Annual      ------------------------------------------------------------
 Compensation(1)         15           20           25           30           35
----------------------------------------------------------------------------------

    125,000           $ 45,000     $ 60,000     $ 75,000     $ 75,000     $ 75,000
    150,000           $ 54,000     $ 72,000     $ 90,000     $ 90,000     $ 90,000
    175,000           $ 63,000     $ 84,000     $105,000     $105,000     $105,000
    200,000           $ 72,000     $ 96,000     $120,000     $120,000     $120,000
    225,000           $ 81,000     $108,000     $135,000     $135,000     $135,000
    250,000           $ 90,000     $120,000     $150,000     $150,000     $150,000
    300,000           $108,000     $144,000     $180,000     $180,000     $180,000
    400,000           $144,000     $192,000     $240,000     $240,000     $240,000
    450,000           $162,000     $216,000     $270,000     $270,000     $270,000
    500,000           $180,000     $240,000     $300,000     $300,000     $300,000
----------------------------------------------------------------------------------
----------------------------------------------------------------------------------

(1) The benefits are payable pursuant to the Nordstrom Supplemental Executive Retirement Plan, which covers officers of the Company and its subsidiaries, including the named executive officers. The benefits are unfunded and limited to a maximum of 60% of the monthly average compensation (based solely on the yearly amounts set forth in the salary and bonus columns of the Summary Compensation Table) less any monthly benefits payable under the Nordstrom Profit Sharing Retirement Plan. The normal retirement benefit provided by the Nordstrom Supplemental Executive Retirement Plan is 2.4% of the monthly average compensation for the three highest paying years of the last five years, multiplied by the number of years of service with the Company, up to a maximum of twenty-five years.
(2) The credited years of service to the Company for Raymond A. Johnson, John J. Whitacre, John A. Goesling, Jack F. Irving and Cynthia C. Paur are 26, 19, 18, 29 and 27, respectively.

COMPENSATION AND
STOCK OPTION
COMMITTEE
REPORT ON FISCAL YEAR
1995 EXECUTIVE
COMPENSATION
                      The Compensation and Stock Option Committee is comprised of six non-employee directors. The Committee is responsible for setting compensation levels for the
                      Co-Chairmen of the Board of Directors, the Co-Presidents and the Executive Vice Presidents of the Company. This Committee also consults with the Co-Chairmen and the Co-Presidents with respect to the compensation and benefits for other officers and with respect to the benefits for certain other employees of the Company.

                      COMPENSATION PHILOSOPHY

                      The Company bases different portions of its executive compensation program on differing measures of Company performance and Shareholder value. The Company believes that focusing on performance measures based solely on short-term changes in stock price or on performance measures based solely on Company data, such as sales increases or earnings per share, will not necessarily increase long-term Shareholder value. As a result, the Company's compensation program currently reflects the following themes:

                          - A   material  portion  of   compensation  should  be
                            meaningfully related to Company performance.

                          - Medium and long-term  Company performance and  value
                            created for Shareholders should be measured by a mix of factors, including increases in Company stock price, sales increases, earnings per share and other performance related factors.

                          - Since the Company  has chosen teams  to oversee  the
                            operations of the Company, compensation
                            opportunities for the Co-Presidents, who manage specific areas of the Company's business, and the Co-Chairmen, who oversee the overall operations of the Company, should be based on the respective team's effort and performance of the Company as a whole.

                          - Compensation  should   play  a   critical  role   in
                            attracting and retaining executives whom the Company deems most able to further its goals.

                      The Company also considers Section 162(m) of the Internal Revenue Code, which limits to $1 million per year the compensation expense deduction the Company may take with respect to each of its executive officers, including those named in the Summary Compensation Table. Considering the current base salary levels of those officers, the Company believes there is no risk of exceeding the $1 million amount for any such officers. The Company intends to comply with regulations promulgated under Section
                      162(m) to qualify both its Annual Bonus Incentive and Stock Option Plans as performance-based exceptions to the compensation expense deduction limit.

                      PAY MIX AND MEASUREMENT

                      The Company's executive compensation program is based on three components, each of which furthers a differing objective, but all of which together are intended to serve the Company's overall compensation philosophy.

                      BASE SALARY. The Committee reviews the competitive median base salaries for competitors in the specialty retailing field, including companies listed in Standard & Poor's Retail Store Composite referenced in the Performance Graph on page 15. The executive structure of most of these companies does not lend itself readily to direct comparison with the Company and its practice of choosing teams to manage the business of the Company. With attendant shared responsibilities, the Company has chosen to set base salary levels for individuals in these teams at levels which are generally not as high as that of its competitors with a single chief executive officer. Base salary increases or decreases are established on an annual basis and are based on this Committee's view of how the management teams and the respective individuals contribute to the overall performance of the Company. Overall performance of the Company is measured by a number of factors including the Company's earnings, its performance in the real or perceived retail environment and competitive conditions, performance versus budget, growth in accounts receivable, improvement in gross margins and this Committee's assessment of management skills. None of these factors is given greater weight than any other factor. This Committee's review of salary information for competitors also enables it to observe what changes have occurred, if any, in competitors' base salaries.

                      ANNUAL BONUS INCENTIVES. This incentive is intended to reflect the Company's belief that management's contribution to medium and long-term Company performance comes, in part, from maximizing Company earnings per share, division sales, inventory turn and gross margins. Annual bonus incentives for the Co-Chairmen, the Co-Presidents and the Executive Vice President who acts as the Chief Financial Officer are based solely on specified earnings per share target amounts. The Committee considered whether bonuses to these officers should be based on sales levels instead of earnings per share. The Committee concluded that bonus incentives to these officers should be tied to earnings per share amounts because increases in earnings per share generally presuppose increases in sales volumes. Annual bonus incentives for the other Executive Vice Presidents are based on various combinations of earnings per share, division sales, inventory turn, gross margin and expense control targets. The amount of the respective bonuses is based on these targets which, in turn, relate to pre-established percentages of the respective base salaries. Under this plan, executive officers do not receive any bonus incentives until the applicable minimum specified performance target is achieved. Bonuses for fiscal year 1995 were paid only to those executive officers who were subject to division sales, inventory turn and gross margin targets. The performance targets have not been waived for purposes of these bonus incentives for any year covered by the Summary Compensation Table.

                      LONG-TERM INCENTIVES. STOCK OPTIONS. The 1977 Nordstrom Stock Option Plan expired on August 16, 1987. The 1977 Plan authorized granting options to key employees or key managerial personnel of the Company and its subsidiaries. A number of options granted under this Plan remain outstanding. The 1987 Nordstrom Stock Option Plan, adopted for a term of 10 years beginning August 16, 1987, authorizes granting options to key employees or key managerial personnel of the Company and its subsidiaries. Both the 1977 and 1987 Stock Option Plans are administered by the Committee.

                      Under the 1987 Plan, stock options may be granted to the named executive officers and other key employees. The option incentive component of the total compensation package is intended to retain and motivate executives to improve long-term stock market performance and to increase Shareholder value. Stock options are granted at the fair market value of the Company's Common Stock and will only have value if the Company's stock price increases from the time of the award. Vesting of options occurs during employment with the Company upon each anniversary of the award, with full vesting generally after the fourth year following an award. Accordingly, executives must be employed by the Company at the time of vesting in order to benefit from the award. The number of stock options granted to the named executive officers has been determined by the Committee pursuant to a formula used for all plan participants, without reference to the number of stock options granted previously. Pursuant to the formula, the number of option shares granted corresponds to the number of underlying Company shares that would produce an amount equal to 50% of the participant's yearly salary, assuming an annual 12% growth rate in the Company's Common Stock price over a five-year period. Stock options have been granted semi-annually in May and November, with one half of the formula value of the option award granted each time. Since the formula is keyed to salary, the performance factors discussed in the Base Salary paragraph also would apply to this compensation component. This Committee reserves the right to change or eliminate the formula at any time but has no present intention to do so.

                      RETIREMENT/SAVINGS. The Nordstrom Profit Sharing Retirement Plan was established in 1951 and covers all regular, full-time employees of the Company and its subsidiaries, including the named executive officers. Except for the 401(k) feature described below, the Retirement Plan, which is qualified under Internal Revenue Code Section 401(a), is funded solely by the Company. The Board of Directors determines annually an amount to be contributed by the Company to the Retirement Plan. Allocation of the Company's contribution to each participant's account is pro rata, based on one unit of credit for each year of service and one unit of credit for each $100 of compensation. For purposes of this latter calculation, compensation is limited to $150,000 for calendar year 1995.

                      The 401(k) feature of the Retirement Plan allows an employee to defer a portion of his or her compensation under Section 401(k) of the Internal Revenue Code. Eligibility for this feature occurs as of February 1 following or coinciding with the employee's date of hire. Once eligible, the employee may elect to have the Company pay from 1% to 10% of the employee's compensation, up to a maximum of $9,240 for calendar year 1995, to the Retirement Plan instead of paying that amount to the employee. The Company matches 25% of the employee's contribution up to 6% of the employee's compensation. Monies in the account are invested at the direction of the employee among one or more of six funds, one of which consists of Common Stock of the Company. Distributions are made at normal retirement or earlier termination of employment, and for terminal illness, disability or hardship.

                      The Nordstrom Supplemental Executive Retirement Plan provides retirement benefits to certain executives and key employees of the Company. This Plan is described in the note to the Pension Plan Table above.

COMPENSATION OF THE
CO-CHAIRMEN
                      Base salaries for the two Co-Chairmen are determined by overall Company performance. Overall Company performance is measured by a number of factors including the Company's earnings, real or perceived retail environment and competitive conditions, performance versus budget, growth in accounts receivable, improvement in gross margins and this Committee's assessment of management skills. None of these factors is given greater weight than any other factor. For fiscal year 1995, the base salaries of the Co-Chairmen were increased by approximately nine percent over their base salaries of the previous year to reflect moderate growth in overall Company performance. Annual bonus incentives for the Co-Chairmen are based solely on earnings per share targets as previously described. Those earnings per share targets were not met and the Co-Chairmen did not receive any bonus for fiscal year 1995. The Co-Chairmen received stock options during fiscal year 1995 pursuant to the formula used for all Stock Option Plan participants as previously described. The Committee believes the Company has an appropriate mix of incentives to attract high quality executive officers and to reward them for continued, loyal service to the Company.

                                           COMPENSATION AND STOCK OPTION
                                           COMMITTEE

                                           Elizabeth Crownhart Vaughan, Chair
                                           D. Wayne Gittinger
                                           John F. Harrigan
                                           Ann D. McLaughlin
                                           Alfred E. Osborne, Jr.
                                           William D. Ruckelshaus

STOCK PRICE
PERFORMANCE
                      PERFORMANCE GRAPH

                      The following graph compares for each of the last five fiscal years ending January 31 the cumulative total return of Company Common Stock, Standard & Poor's 500 Index and Standard & Poor's Retail Store Composite. The cumulative total return of Company Common Stock assumes $100 invested on January 31, 1991 in Nordstrom, Inc. Common Stock and assumes reinvestment of dividends.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

            STANDARD & POOR'S       S&P RETAIL       NORDSTROM, INC.
                     500 Index     Stores Composite      Common Stock
1991                       100                  100               100
1992                       119                  137               136
1993                       128                  162               145
1994                       140                  154               131
1995                       137                  140               153
1996                       185                  156               150

COMPENSATION OF
DIRECTORS
                      Employee directors of the Company are not paid any fees for serving as members of the Board or any Board committee. Non-employee directors are paid a yearly retainer of $15,000 and a fee of $1,000 for each Board meeting and $1,000 for each committee meeting attended, together with reasonable traveling expenses. Pursuant to the 1993 Non-Employee Director Stock Incentive Plan, immediately following each Annual Meeting of Shareholders non-employee directors also receive that number of shares of Company Common Stock having a fair market value of $10,000, plus a $4,000 cash award to offset tax obligations attributable to the stock award.

COMPENSATION
COMMITTEE INTERLOCKS
AND INSIDER
PARTICIPATION
                      None of the members of the Compensation and Stock Option Committee is or has been an officer or employee of the Company or any of its subsidiaries. D. Wayne Gittinger, a director of the Company and a member of the Compensation and Stock Option Committee, is a partner in the law firm of Lane Powell Spears Lubersky, which rendered legal services to the Company during the past fiscal year.

PROPOSAL 2:
RATIFICATION OF
APPOINTMENT OF
AUDITORS
                      The Board of Directors, acting upon the recommendation of the Audit Committee, has appointed the independent public accounting firm of Deloitte & Touche LLP to be the Company's auditors for fiscal year 1996. As in the past, the Board has determined that it would be desirable to request ratification of its appointment by the Shareholders of the Company. If the Shareholders do not ratify the appointment of Deloitte & Touche LLP, the appointment of independent public accountants will be reconsidered by the Board. A representative of Deloitte & Touche LLP will be present at the Annual Meeting, will have the opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

                      The Board of Directors recommends ratification of Deloitte & Touche LLP as auditors for the Company.

SOLICITATION OF
PROXIES
                      All expenses of proxy solicitation will be paid by the Company. Solicitation of proxies will be made primarily by mail, but proxies may also be solicited personally, by telephone and by telegraph and by regular officers and employees of the Company who will receive no additional compensation for their services. Brokers or other persons holding shares in their names or in the names of nominees will be reimbursed their reasonable expenses for sending proxy material to principals and obtaining their proxies. In addition, the Company has retained Corporate Investor Communications, Inc. to aid in the Company's solicitation for an estimated fee of $6,000 plus out-of-pocket expenses.

COMPLIANCE WITH
SECTION 16(A) OF
THE EXCHANGE ACT
OF 1934 Based solely on its review of copies of reports made pursuant to Section 16(a) of the Securities Exchange Act of 1934 and the related regulations, the Company believes that during fiscal year 1995 all filing requirements applicable to its directors, executive officers and 10 percent shareholders were satisfied.

OTHER MATTERS
                      The Board of Directors of the Company knows of no other matters that may come before the meeting. However, if any other matters should properly come before the meeting or any adjournment thereof, it is the intention of the persons named in the Proxy to vote the Proxy in accordance with their best judgment.

SHAREHOLDER
PROPOSALS FOR 1997
ANNUAL MEETING
                      Proposals for Shareholder action which eligible Shareholders wish to have included in the Company's Proxy Statement mailed to Shareholders in connection with the Company's 1997 Annual Meeting must be received by the Company at its principal executive offices on or before November 30, 1996.

                      By Order of the Board of Directors,

                      KAREN E. PURPUR
                      Secretary

                      Seattle, Washington
                      March 29, 1996

                                     [LOGO]

                                [RECYCLED LOGO]
                           Printed on Recycled Paper

PROXY

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                                NORDSTROM, INC.
                   1501 FIFTH AVENUE, SEATTLE, WA 98101-1603

    By signing this Proxy, the Shareholder appoints D. Wayne Gittinger and Karen E. Purpur, or either of them, with full power of substitution, proxies to vote all shares of stock of the undersigned entitled to vote at the Annual Meeting of Shareholders of Nordstrom, Inc. to be held May 21, 1996 in Alexandria, Virginia, at 11:00 a.m., Eastern Time, and any adjournment thereof, with all power the Shareholder would possess if personally present.

    This Proxy will be voted in accordance with the instructions given. Unless revoked or otherwise instructed, the shares represented by this Proxy will be voted for proposals 1 and 2 and will be voted in accordance with the discretion of the proxies upon all other matters which may come before the meeting or any adjournment thereof.

Please Mark, Date, Sign and Return this proxy card promptly using the enclosed postage-paid envelope.

-------------------------------------------------------------------------------

                           ^  FOLD AND DETACH HERE  ^

                             WE INVITE YOU TO ACCESS
                          A NORDSTROM PERSONAL SHOPPER
                                ON-LINE THROUGH:

                        NORDSTROM PERSONAL TOUCH AMERICA
                        --------------------------------

               Our Internet e-mail address: 6870401@mcimail.com

    Our Internet website: http://www.internetmci.com/marketplace/nordstrom

  WHEREVER YOU LIVE IN THE WORLD, NPTA OFFERS YOU THE ASSISTANCE OF YOUR OWN PERSONAL SHOPPER--SOMEONE RIGHT IN OUR STORE WHO WILL LISTEN TO YOU, GET TO KNOW
    YOU, RESPOND TO YOUR INQUIRIES AND FILL YOUR ORDER EVERY TIME YOU SHOP.

              IF YOU PREFER, CONTACT US BY FAX AT (206) 628-1441,
                         OR BY PHONE AT (206) 628-1435.

                                   NORDSTROM

                         Please mark your votes as indicated in this example

                                                                         /X/

                                FOR all nominees
                              (except as indicated         WITHHOLD AUTHORITY
                              to the contrary below)    to vote for all nominees

PROPOSAL 1-ELECTION OF               / /                          / /
DIRECTORS
P. M. Condit, D. W. Gittinger,
R. A. Johnson, C. A. Lynch,
A. D. McLaughlin, J. A. McMillan,
B. A. Nordstrom, J. N. Nordstrom,
A. E. Osborne, Jr.,
W. D. Ruckelshaus,
E. C. Vaughan, J. J. Whitacre

To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.


____________________________________________________________________

                                                     FOR     AGAINST     ABSTAIN

PROPOSAL 2-RATIFICATION OF APPOINTMENT OF AUDITORS   / /       / /         / /

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING. The Board of Directors at present knows of no other matters to be brought before the meeting.

Signature(s) _______________________________________   Dated______________, 1996

PLEASE SIGN AS NAME APPEARS ON THIS PROXY. Joint signers should each sign. Trustees, Guardians, Personal and other Representatives, please indicate full title.

-------------------------------------------------------------------------------

                          ^  FOLD AND DETACH HERE  ^


                               BE ON THE LOOKOUT
                          FOR A NEW NORDSTROM NEAR YOU
                          ----------------------------


  OPENING FALL 1996          OPENING SPRING 1997      OPENING SPRING 1998*

  TROY, MICHIGAN            BELLEVUE, WASHINGTON         ATLANTA, GEORGIA
SOMERSET COLLECTION NORTH   FACTORIA MALL (RACK)          PERIMETER MALL

  DENVER, COLORADO                                    OVERLAND PARK, KANSAS
  PARK MEADOWS MALL          OPENING FALL 1997            OAK PARK MALL

 COSTA MESA, CALIFORNIA    LONG ISLAND, NEW YORK      LONG ISLAND, NEW YORK
  METRO POINTE (RACK)         ROOSEVELT FIELD      THE MALL AT THE SOURCE (RACK)

                         WEST HARTFORD, CONNECTICUT    SEATTLE, WASHINGTON
                              WESTFARMS MALL                 DOWNTOWN

                             BEACHWOOD, OHIO
                             BEACHWOOD PLACE           OPENING FALL 1998*

                                                       NORFOLK, VIRGINIA
                                                        MACARTHUR CENTER

                                                    PROVIDENCE, RHODE ISLAND
                                                        PROVIDENCE PLACE

                                                      SCOTTSDALE, ARIZONA
                                NORDSTROM           SCOTTSDALE FASHION SQUARE

                                                           * TENTATIVE

PROXY

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                                NORDSTROM, INC.
                   1501 FIFTH AVENUE, SEATTLE, WA 98101-1603

    By signing this Proxy, the Shareholder appoints D. Wayne Gittinger and Karen E. Purpur, or either of them, with full power of substitution, proxies to vote all shares of stock of the undersigned entitled to vote at the Annual Meeting of Shareholders of Nordstrom, Inc. to be held May 21, 1996 in Alexandria, Virginia, at 11:00 a.m., Eastern Time, and any adjournment thereof, with all power the Shareholder would possess if personally present.

    This Proxy will be voted in accordance with the instructions given. Unless revoked or otherwise instructed, the shares represented by this Proxy will be voted for proposals 1 and 2 and will be voted in accordance with the discretion of the proxies upon all other matters which may come before the meeting or any adjournment thereof.

Please Mark, Date, Sign and Return this proxy card promptly using the enclosed postage-paid envelope.

-------------------------------------------------------------------------------

                           ^  FOLD AND DETACH HERE  ^

DEAR PLAN PARTICIPANT,



SINCE YOU HAVE A PORTION OF YOUR NORDSTROM P.S. PLUS 401(k) ACCOUNT IN THE NORDSTROM STOCK FUND, YOU HAVE THE RIGHT TO VOTE THE SHARES OF NORDSTROM STOCK HELD FOR YOUR ACCOUNT. THIS SAME PROXY AND VOTING INFORMATION IS FURNISHED TO ALL NORDSTROM SHAREHOLDERS.

THE TRUSTEE OF THE NORDSTROM STOCK FUND (FIRST INTERSTATE BANK OF WASHINGTON, N.A.) WILL RECEIVE YOUR SIGNED PROXY AND INSTRUCTIONS, AND THOSE MADE BY OTHER PARTICIPANTS, AND CAST THE RESULTING VOTE ON BEHALF OF THE FUND AS A WHOLE TO THE COMPANY. YOUR VOTE WILL BE KEPT IN STRICT CONFIDENCE BY THE TRUSTEE.

                          YOUR VOTE IS VERY IMPORTANT

PLEASE RETURN ONLY THIS PROXY CARD IN THE ENCLOSED ENVELOPE. DO NOT COMBINE
              ----
IT WITH ANY OTHER PROXY CARDS YOU MAY RECEIVE AS THEY MAY BE TABULATED BY A DIFFERENT SYSTEM. YOU MUST EXECUTE AND RETURN THIS PROXY CARD IF YOU WISH TO VOTE THESE SHARES.

                                   NORDSTROM

                         Please mark your votes as indicated in this example

                                                                         /X/

                                FOR all nominees
                              (except as indicated         WITHHOLD AUTHORITY
                              to the contrary below)    to vote for all nominees

PROPOSAL 1-ELECTION OF               / /                          / /
DIRECTORS
P. M. Condit, D. W. Gittinger,
R. A. Johnson, C. A. Lynch,
A. D. McLaughlin, J. A. McMillan,
B. A. Nordstrom, J. N. Nordstrom,
A. E. Osborne, Jr.,
W. D. Ruckelshaus,
E. C. Vaughan, J. J. Whitacre

To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.


____________________________________________________________________

                                                     FOR     AGAINST     ABSTAIN

PROPOSAL 2-RATIFICATION OF APPOINTMENT OF AUDITORS   / /       / /         / /

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING. The Board of Directors at present knows of no other matters to be brought before the meeting.

Signature(s) _______________________________________   Dated______________, 1996

PLEASE SIGN AS NAME APPEARS ON THIS PROXY. Joint signers should each sign. Trustees, Guardians, Personal and other Representatives, please indicate full title.

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                          ^  FOLD AND DETACH HERE  ^


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                          FOR A NEW NORDSTROM NEAR YOU
                          ----------------------------


  OPENING FALL 1996          OPENING SPRING 1997      OPENING SPRING 1998*

  TROY, MICHIGAN            BELLEVUE, WASHINGTON         ATLANTA, GEORGIA
SOMERSET COLLECTION NORTH   FACTORIA MALL (RACK)          PERIMETER MALL

  DENVER, COLORADO                                    OVERLAND PARK, KANSAS
  PARK MEADOWS MALL          OPENING FALL 1997            OAK PARK MALL

 COSTA MESA, CALIFORNIA    LONG ISLAND, NEW YORK      LONG ISLAND, NEW YORK
  METRO POINTE (RACK)         ROOSEVELT FIELD      THE MALL AT THE SOURCE (RACK)

                         WEST HARTFORD, CONNECTICUT    SEATTLE, WASHINGTON
                              WESTFARMS MALL                 DOWNTOWN

                             BEACHWOOD, OHIO
                             BEACHWOOD PLACE           OPENING FALL 1998*

                                                       NORFOLK, VIRGINIA
                                                        MACARTHUR CENTER

                                                    PROVIDENCE, RHODE ISLAND
                                                        PROVIDENCE PLACE

                                                      SCOTTSDALE, ARIZONA
                                NORDSTROM           SCOTTSDALE FASHION SQUARE

                                                           * TENTATIVE